Exhibit (1)(b)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                  INVESCO COMBINATION STOCK & BOND FUNDS, INC.


      INVESCO Combination Stock & Bond Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Article III, Section 1 of the Articles of Incorporation of the company is hereby amend to read as follows:

            SECTION 1. The aggregate number of shares of stock of all series which the Company shall have the authority to issue is one billion six hundred million 1,600,000,000 shares of Common Stock, having a par value of one cent ($0.01) per share. The aggregate par value of all shares which the Company shall have authority to issue is sixteen million dollars $16,000,000. Such stock may be issued as full shares or as fractional shares.

            In the  exercise  of the powers  granted  to the Board of  Directors pursuant to Section 3 of this Article III, the Board of Directors designates three series of shares of common stock of the Company to be designated as the INVESCO Industrial Income Fund, the INVESCO Balanced Fund, and the INVESCO Total Return Fund. One billion (1,000,000,000) shares of the Company Common Stock are classified as and are allocated to the INVESCO Industrial Income Fund. One hundred million (100,000,000) shares of the Company's Common Stock are classified as and are allocated to the INVESCO Balanced Fund. Three hundred million (300,000,000) shares of the Company's Common Stock are classified as and are allocated to the INVESCO Total Return Fund.

            Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

      THIRD:  The foregoing  amendment,  in accordance with the  requirements of
Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Company on February 3, 1999.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Combination Stock & Bond Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 24th day of May, 1999.

      These Articles of Amendment shall be effective as of the 28th day of May, 1999 by the Maryland State Department of Assessments and Taxation.

                              INVESCO COMBINATION STOCK
                              & BOND FUNDS, INC.



                              By:   /s/ Mark H. Williamson
                                    -----------------------------
                                    Mark H. Williamson, President


WITNESSED:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

                                  CERTIFICATION

      I, Cheryl K. Howlett, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 24th day of May, 1999.



                                    /s/ Cheryl K. Howlett
                                    ---------------------
                                    Notary Public

My Commission Expires: February 22, 2003